UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or Other Jurisdiction of Incorporation)	000-30586 (Commission File Number)	98-0372413 (I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place Vancouver, BC, Canada (Address of Principal Executive Office)	V6C 3E1 (Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 2.01.   Completion of Acquisition or Disposition of Assets

On April 15, 2005, Ivanhoe Energy Inc. (the “Company”), a corporation incorporated under the laws of the Yukon Territory, Ivanhoe Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of the Company, and Ensyn Group, Inc. (“Ensyn Group”), a Delaware corporation, completed a series of transactions pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 11, 2004 whereby Merger Sub was merged with and into Ensyn Group (the “Merger”) and all of the issued and outstanding shares of Ensyn Group common stock were converted into the right to receive cash and common shares without par value of the Company. The material terms of the Merger Agreement were reported in the Company’s Form 8-K report filed on December 15, 2004.

The Company paid US$10 million in cash and issued 30 million common shares without par value of the Company (the “Merger Shares”) in exchange for all of the issued and outstanding shares of Ensyn Group common stock. One-third of the total number of Merger Shares issued were deposited in an escrow fund (the “Indemnity Escrow Fund”) and will be held to secure certain obligations on the part of the former Ensyn Group stockholders to indemnify the Company for damages arising from any breaches of warranties and covenants in the Merger Agreement and certain liabilities, in each case as more particularly described in the Merger Agreement.

Ensyn Group’s principal asset is the exclusive right to use a proprietary rapid thermal processing technology (the “RTPTM technology”) in a petroleum process that upgrades heavy oil and bitumen, into lighter, less viscous petroleum products (the “Petroleum Business”). Before the Merger, Ensyn Group also used the RTPTM technology in a biomass process that transforms wood and other organic material into bio-fuels, resins and other products (the “Renewables Business”). Under the terms of the Merger Agreement, Ensyn Group distributed to its stockholders, by way of a dividend prior to the Merger taking effect, all of the issued and outstanding shares of Ensyn Corporation, the indirect owner and operator of the Renewables Business. Ensyn Group, now a wholly-owned subsidiary of the Company, retains the Petroleum Business and has an exclusive license to the intellectual property rights in the RTPTM technology through a series of cross-licensing and non-competition arrangements with Ensyn Corporation and certain of its subsidiaries.

Pursuant to the terms of the Merger Agreement, immediately following the implementation of the Merger, two individuals designated by Ensyn Group were appointed to the Company’s board of directors. The Company has agreed to use its reasonable best efforts to nominate Ensyn Group’s designees for re-election to the Company’s board of directors annually for at least five years.

A copy of the Company’s press release announcing the completion of the acquisition is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Section 3 — Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

On April 15, 2005, pursuant to the transactions contemplated by the Merger Agreement, and in exchange for all of the issued and outstanding shares of Ensyn Group common stock, the Company issued the Merger Shares to the former stockholders of Ensyn Group. A permit approving the fairness of the terms and conditions of the Merger Agreement (the “Permit”) was issued pursuant to the California Corporate Securities Law of 1968 by the California Commissioner of Corporations following a fairness hearing held on February 25, 2005. Based upon the Permit, the Company relied upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 in issuing the Merger Shares to the former stockholders of Ensyn Group.

On April 15, 2005, the Company issued 4,100,000 special warrants at a price of Cdn$3.10 per special warrant to six investors in a transaction exempt from registration under Rule 903 of the Securities Act of 1933. Each special warrant is exercisable at any time to acquire, for no additional consideration one common share of the Company and one common share purchase warrant. Two common share purchase warrants are exercisable to purchase an additional common share at Cdn$3.50 at any time on or before April 15, 2006.

Section 5 — Corporate Governance and Management

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2005, Mr. John Carver retired as a director of the Company.

On April 15, 2005, Dr. Robert Graham and Mr. Robert Pirraglia were appointed as directors of the Company. Pursuant to the terms of the Merger Agreement, Ensyn Group had the right to designate two individuals for appointment to the Company’s board of directors. Dr. Graham and Mr. Pirraglia are the two individuals so designated by Ensyn Group. The committees of the Company’s board of directors to which Dr. Graham and Mr. Pirraglia will be named, if any, have not been determined.

The Company’s indirect wholly-owned subsidiary Ensyn Petroleum International Ltd. (“EPIL”) is a party to an Amended and Restated Management, Administration and Services Agreement dated as of October 1, 2003 and amended and restated as of April 15, 2005 (the “Amended Services Agreement”) with Ensyn Renewables, Inc. (“ERI”) and Ensyn Technologies Inc. (“ETI”) (collectively, the “Service Providers”). Based on information received by the Company from Ensyn Group prior to the completion of the Merger, the Company understands that both of the Service Providers are wholly-owned subsidiaries of Ensyn Corporation, that Dr. Graham and Mr. Pirraglia are both executive officers of Ensyn Corporation and executive officers of the Service Providers and that Dr. Graham holds more than 20% and Mr. Pirraglia holds less than 1% of the outstanding shares of Ensyn Corporation.

The Amended Services Agreement provides that EPIL and its affiliates will be provided with certain management services by ERI and certain administration and operational services by ETI. In particular, ERI has agreed to provide EPIL and its affiliates with general management advice, including supervision of its day-to-day operations to the extent reasonably requested by EPIL’s senior management. The ERI services will include a portion of the services of Dr. Graham and Mr. Pirraglia and, in connection with such services, EPIL will pay all of ERI’s costs with respect to its employment of Mr. Pirraglia during the term of the Amended Services Agreement. These costs are expected to be approximately U.S.$15,000 per month. ERI will provide such services until September 30, 2005, unless the parties agree to extend such date or the agreement is earlier terminated in accordance with its terms.

ETI has agreed to provide EPIL and its affiliates with general administrative services, accounting, finance and treasury support functions, tax coordination and external financial audit support, and computer and communication equipment infrastructure support on a day-to-day basis, for which EPIL has agreed to pay ETI a fee of U.S.$8000 per month. ETI has also agreed to provide research and development and lab support, engineering and operations-related services on an as-needed basis. For these services, EPIL will pay ETI on an hourly rate calculated to reflect overhead and other costs of ETI employees based on 2.5 times the “direct payroll charges” on an hourly basis for employees providing services, with such charges for each employee providing services computed by dividing the weekly payroll for such employee by 40 hours. EPIL may also engage ETI from time to time to perform petroleum testing services for fees equal to ETI’s costs plus 15%. ETI will provide such services until September 30, 2007, unless the parties agree to extend such date or the agreement is earlier terminated in accordance with its terms.

Section 9 — Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(a)   Financial Statements

Audited financial statements of Ensyn Group for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed with the amendment to this Current Report on Form 8-K described under Item 9.01(a) above.

(c)   Exhibits

2.1	Agreement and Plan of Merger dated December 11, 2004, by and among the Company, Ivanhoe Merger Sub, Inc. and Ensyn Group, Inc. (Incorporated by reference to Exhibit 2.1 of Form 8-K filed with the Securities and Exchange Commission on December 15, 2004).

99.1	Press Release dated April 18, 2005 announcing the completion of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IVANHOE ENERGY INC.
Date: April 21, 2005	By:	/s/ Gordon Lancaster
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger dated December 11, 2004, by and among the Company, Ivanhoe Merger Sub, Inc. and Ensyn Group, Inc. (Incorporated by reference to Exhibit 2.1 of Form 8-K filed with the Securities and Exchange Commission on December 15, 2004).

99.1	Press Release dated April 18, 2005 announcing the completion of the acquisition.